EXHIBIT 99.1

K12 Inc. Reports Financial Guidance for Full Year and First Quarter of Fiscal 2015

HERNDON, Va., Oct. 9, 2014 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced guidance for the full fiscal year ending June 30, 2015 ("FY 2015") and the first fiscal quarter of 2015.

Fiscal Year 2015 Outlook

  Revenues of $925 million to $950 million, compared to $919.6 million for the full fiscal year of 2014.
  Operating income of $30 million to $40 million, compared to $22.9 million for the full fiscal year of 2014.
  Capital expenditures, defined as curriculum development, software development, purchases of property and equipment and capitalized leases for student computers, of $75 million to $85 million, compared to $73.5 million for the full fiscal year of 2014.
  Effective income tax rate of 38% to 40%.

First Quarter Fiscal Year 2015 Outlook

  Revenues of $230 million to $240 million, compared to $228.4 million in the first quarter of FY 2014.
  Operating loss of $11 million to $16 million, compared to an operating loss of $8.5 million in the first quarter of FY 2014. Operating losses in the first quarter relate to the seasonality of SG&A costs at the beginning of every school year, which includes enrollment center and promotional expenses.
  Capital expenditures, defined as curriculum development, software development, purchases of property and equipment and capitalized leases for student computers, of $21 million to $26 million, compared to $23.3 million in the first quarter of FY 2014.

During fiscal year 2014, the Company sold select businesses which, in aggregate, were responsible for $16.9 million in revenue and were close to breakeven for the year. Excluding the impact of these businesses:

  Revenue for the full fiscal year of 2014 would have been $902.7 million, compared to the fiscal year 2015 Outlook of $925 million to $950 million.
  Revenue for the first quarter of FY 2014 would have been $225.0 million, compared to the first quarter FY 2015 outlook of $230 million to $240 million.

The Company is also providing expanded disclosure on student enrollment for FY 2015. The following table provides detail on student enrollments in Public School Programs as of the October count date. Public School Programs include both virtual and blended schools where a district or independent board has contracted with K12 to provide a full-time program of educational products and services. Enrollments are classified into Managed Programs and Non-managed Programs. Managed Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other educational services. Non-managed programs, however, do not offer primary administrative oversight.

Also provided for reference are the enrollment figures for Managed Public Schools which was the disclosure provided in previous years.

	As of the First Quarter		FY15 / FY14
	FY15	FY14	Change	Change %
New Disclosure: Public School Programs
Managed Programs (1)	118,609	124,443	(5,834)	-4.7%
Non-managed Programs (1)	20,630	14,816	5,814	39.2%
Total Public School Programs (2) (3)	139,239	139,259	(20)	0.0%

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments are equal to the official count date number, which is the first Wednesday of October in a year, or October 1, 2014 for Q1 FY15 and October 2, 2013 for Q1 FY14.

	As of the First Quarter		FY15 / FY14
	FY15	FY14	Change	Change %
Previous Disclosure: Managed Public Schools
Student Enrollments (1)	124,563	128,550	(3,987)	-3.1%

(1) Managed Public Schools include enrollments for which K12 receives no public funding. Managed Public School enrollments include all programs which had been classified as turn-key programs or where substantial management services are performed in accordance with the contract.

Comments from Management

"Growing numbers of school districts across the country are now embracing digital learning concepts and technologies which are improving the quality and breadth of education provided to students," said Nate Davis K12 Chairman and Chief Executive Officer. "While the expansion of virtual instruction has created growth for K12's institutional business through the provision of content, curriculum and technology to school districts, it has also created enrollment headwinds for our managed programs. For all of the markets we serve, K12 will continue to drive innovation by investing in technologies, programs and services to support its partners, teachers and most importantly, students."

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 9, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its guidance for fiscal year 2015 financial results during a conference call scheduled for Thursday, October 9, 2014 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=111087. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on October 9, 2014 at 11:00 a.m. ET through November 9, 2014 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13591977. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=111087 for 30 days.

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12's award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Anthony Guglielmi, 571-392-2737
         Director Corporate Communications
         aguglielmi@k12.com